As filed with the Securities and Exchange Commission on February 11, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0485570
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Technology Drive San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Atheros Communications, Inc. 2004 Stock Incentive Plan, and

Atheros Communications, Inc. 2004 Employee Stock Purchase Plan

(Full title of the plans)

Dr. Craig H. Barratt

President and Chief Executive Officer

Atheros Communications, Inc.

1700 Technology Drive

San Jose, CA 95110

(408) 773-5200

(Name, address and telephone

number of agent for service)

Copy to: Noelle Matteson, Esq. Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered (1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0005 per share: To be issued under the Atheros Communications, Inc. 2004 Stock Incentive Plan	3,619,159	$44.56	$161,269,726	$18,724
Common Stock, par value $0.0005 per share: To be issued under the Atheros Communications, Inc. 2004 Employee Stock Purchase Plan	750,000	$44.56	$33,420,000	$3,881
Total Registration Fee	N/A	N/A	N/A	$22,605

(1)	The securities to be registered include options and rights to acquire Common Stock.
(2)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on February 7, 2011.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on February 26, 2004 (File No. 333-113100), March 11, 2005 (File No. 333-123274), March 10, 2006 (File No. 333-132346), February 1, 2007 (File No. 333-140391), February 28, 2008 (File No. 333-149443), February 13, 2009 (File No. 333-157317) and February12, 2010 (File No. 333-164901) are hereby incorporated by reference.

Part II

Incorporation of Documents by Reference

The following documents previously filed by Registrant with the SEC are hereby incorporated by reference in this Registration Statement:

(1) Registrant’s Annual Report on Form 10-K (File No. 0-50534) for the year ended December 31, 2010.

(2) Registrant’s Current Report on Form 8-K (File No. 0-50534), filed with the SEC on January 5, 2011, and Registrant’s Current Report on Form 8-K (File No. 0-50534), filed with the SEC on January 21, 2011.

(3) The description of Registrant’s Common Stock contained in Registrant’s registration statement on Form 8-A, filed December 30, 2003 (File No. 0-50534) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all additional documents we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

EXHIBITS

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 3).

99.1*	Atheros Communications, Inc. 2004 Stock Incentive Plan.

99.2**	Amendment dated October 22, 2008, to 2004 Stock Incentive Plan.

99.3***	Amendment dated December 13, 2008, to 2004 Stock Incentive Plan.

99.4****	Atheros Communications, Inc. 2004 Employee Stock Purchase Plan.

99.5*****	Amendment dated May 4, 2010 to 2004 Employee Stock Purchase Plan.

*	Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.
**	Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.
***	Incorporated by reference to Exhibit 10.33 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009.
****	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 0-50534) filed on April 21, 2006.
*****	Incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in San Jose, State of California, on the 10th day of February, 2011.

ATHEROS COMMUNICATIONS, INC.

By	/s/ Craig H. Barratt
Craig H. Barratt
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig H. Barratt and Jack R. Lazar and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Willy C. Shih Willy C. Shih	Chairman of the Board	February 10, 2011

/s/ Craig H. Barratt Craig H. Barratt	President, Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2011

/s/ Jack R. Lazar Jack R. Lazar	Chief Financial Officer, Senior Vice President of Corporate Development, and Secretary (Principal Financial Officer)	February 10, 2011

/s/ David D. Torre David D. Torre	Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 10, 2011

/s/ Daniel A. Artusi Daniel A. Artusi	Director	February 10, 2011

/s/ Charles E. Harris Charles E. Harris	Director	February 10, 2011

/s/ Christine King Christine King	Director	February 10, 2011

/s/ Teresa H. Meng Teresa H. Meng	Director	February 10, 2011

/s/ Marshall L. Mohr Marshall L. Mohr	Director	February 10, 2011

/s/ Andrew S. Rappaport Andrew S. Rappaport	Director	February 10, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 3).

99.1*	Atheros Communications, Inc. 2004 Stock Incentive Plan.

99.2**	Amendment dated October 22, 2008, to 2004 Stock Incentive Plan.

99.3***	Amendment dated December 13, 2008, to 2004 Stock Incentive Plan.

99.4****	Atheros Communications, Inc. 2004 Employee Stock Purchase Plan.

99.5*****	Amendment dated May 4, 2010 to 2004 Employee Stock Purchase Plan.

*	Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.
**	Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.
***	Incorporated by reference to Exhibit 10.33 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009.
****	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 0-50534) filed on April 21, 2006.
*****	Incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.